Exhibit 10.1

CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 406

United Contract No. 165824 & 165974

June 22, 2005

Amendment #3 To

United Express® Agreement

between

United Air Lines, Inc. and Republic Airline, Inc.

and

Amendment #2 To

United Express Agreement

between

United Air Lines, Inc. and Chautauqua Airlines, Inc.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933.  THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT TO
UNITED EXPRESS® AGREEMENTS

This Amendment (the “Amendment”) dated June 22, 2005, (a) amends the United Express® Agreement, dated as of February 9, 2004 as previously amended (the “Republic Agreement”), between United Air Lines, Inc. (“United”), and Republic Airline, Inc. (“Republic”); (b)  amends the United Express® Agreement, dated as of February 13, 2004 as previously amended (the “Chautauqua Agreement” and collectively with the Republic Agreement and the Shuttle Agreement (as defined below), the “United Express Agreements”), between United and Chautauqua Airlines, Inc. (“Chautauqua”); and (c) amends and supersedes the letter agreement dated July 7, 2004 (the “Letter Agreement”) between United and Republic Airways Holdings, Inc. (“RJET”).

WHEREAS, United and Republic entered into the Republic Agreement and seek to amend the Republic Agreement as and to the extent provided herein; and

WHEREAS, United and Chautauqua entered into the Chautauqua Agreement and seek to amend the Chautauqua Agreement as and to the extent provided herein; and

WHEREAS, United and RJET entered into the Letter Agreement and seek to amend and supersede the Letter Agreement as and to the extent provided herein;

NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and obligations hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             ERJ-145 Fleet Plan.  Appendix B to the Chautauqua Agreement shall be amended by deleting such Appendix and replacing it with the revised Appendix B attached hereto as Exhibit A to reflect the reduction of the ERJ-145 fleet by taking two ERJ-145 aircraft (the “Removed Aircraft”) out of service on October 31, 2005.  For purposes of Section II.B.1 of the Chautauqua Agreement, the Removed Aircraft shall be deemed to be included within the first tranche of ERJ-145 Aircraft that were placed into service.  Chautauqua shall have the right to specify the specific aircraft to be removed from service.

2.             ERJ-170 Fleet Plan.  Appendix B to the Republic Agreement shall be amended by deleting such Appendix and replacing it with the revised Appendix B attached hereto as Exhibit B to reflect the increase of the ERJ-170 fleet by adding five ERJ-170 aircraft (the “Additional Aircraft”) into service on the dates specified on such revised Appendix B.  For purposes of Section II.B.1 of the Republic Agreement, the Additional Aircraft shall be deemed to be included within the second tranche of ERJ-170 aircraft that were placed into service.

3.             Assignment.  Republic shall have the right to assign to Shuttle America Corp. (“Shuttle”), a wholly owned subsidiary of RJET, Republic’s obligation to operate some or all of the aircraft to be operated by Republic under the Republic Agreement.  In the event Republic makes such assignment, it shall provide written notice(s) to United stating the aircraft to be operated by Shuttle.  In the event of such assignment, Shuttle shall be responsible for all obligations of Republic under the Republic Agreement with respect to the assigned aircraft.  Notwithstanding any such assignment, unless Republic assigns to Shuttle its obligations with respect to all of such aircraft, all of the aircraft shall be considered for all purposes, including without limitation, performance metrics, to be a single fleet operated by Republic, and

Republic shall invoice United and United shall pay Republic as if all services were provided by Republic.  In the event Republic assigns to Shuttle its obligations with respect to all such aircraft, all of the aircraft shall be considered for all purposes, including without limitation, performance metrics, to be a single fleet operated by Shuttle, and Shuttle shall invoice United and United shall pay Shuttle.  In such event, United and Shuttle shall enter into a new United Express Agreement, identical to the Republic Agreement except that Shuttle shall be the Contractor under such Agreement (the “Shuttle Agreement”), and the Republic Agreement shall be deemed terminated and superseded by such Shuttle Agreement.  Notwithstanding which airline certificate is used to operate the ERJ-170 aircraft, United shall use only one performance grade per performance category for calculating incentive payments for the ERJ-170 aircraft operated by Chautauqua, Republic or Shuttle and a breach of any of the United Express Agreements shall be deemed to be a breach of each of the United Express Agreements.

4.             Amended [*].  Effective as of the date hereof the Letter Agreement shall be null and void and of no force or effect and RJET shall not be obligated to provide United with any [*] thereunder.  Instead of providing United with the [*] payable under the Letter Agreement, RJET shall provide United with an amended [*] (the “Amended [*]”) calculated and applied as provided herein.  The Amended [*] shall be (a) [*] per month for each aircraft operated in revenue service (i.e. excluding spares) by Chautauqua, Republic or Shuttle under a United Express Agreement [*] aircraft and up to a total of [*] aircraft, and (b) [*] per month for each aircraft operated in revenue service (i.e. excluding spares) by Chautauqua, Republic or Shuttle under a United Express Agreement in excess of [*] aircraft.  For purposes of calculating the Amended [*], (a) the Removed Aircraft shall not be counted as aircraft operated in revenue service and (b) the Amended [*] will be prorated when an aircraft is introduced into service or removed from service after the start of the month.  In addition, irrespective of the ERJ170 spare count shown on Exhibit B, the actual number of aircraft operated in revenue service will be used to determine the basis for the Amended [*].

5.             CPI.  For purposes of calculating Annual Adjustment Factors under the United Express Agreements, the parties agree that CPI shall be calculated based upon the average of the change for each month during the period at issue for the preceding 12 month period in the Consumer Price Index, U.S. City Average, Urban Wage Earners and Clerical Workers, All Items (base index year 1982-1984 = 100) as published by the U.S. Department of Labor, Bureau of Labor Statistics for each month.  An example of such calculation is set forth in the attached Exhibit C.

6.             Republic Agreement / Appendix E – Reimbursement Categories.  Appendix E to the Republic Agreement shall be amended by deleting such Appendix and replacing it with the revised Appendix E attached hereto as Exhibit D.

7.             Early Termination Rights Regarding ERJ-145 Aircraft.  The third sentence of Section II.B.1 of the Chautauqua Agreement shall be amended by deleting such sentence and replacing it with the following:

“The term of the Agreement for the second ERJ tranche (the next eight aircraft) shall expire on June 30, 2015, provided that United shall have the right to terminate this Agreement upon 18 months prior written notice to Chautauqua and provided further that such notice shall not be delivered as to the first tranche of aircraft prior to December 31, 2007, or as to the second tranche

*Confidential

of aircraft prior to December 31, 2008.”  In addition, Chautauqua shall have the right to terminate this Agreement upon 18 months prior written notice to United provided that such notice shall not be delivered as to the first tranche of aircraft prior to December 31, 2008, or as to the second tranche of aircraft prior to December 31, 2009.”

8.             Miscellaneous.

A.            This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all previous agreements and understandings, oral and written, with respect to such specific matter and will not be modified, amended or terminated by mutual agreement or in any manner except by an instrument in writing, executed by the parties hereto.

B.            This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute a single instrument.

C.            Except as expressly amended herein, the United Express Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have by their duly authorized officers caused this Amendment to be entered into and signed as of the day and year first above written.

UNITED AIR LINES, INC.		UNITED AIRLINES, INC.

By:	/s/ Sean Donohue	By:	/s/ Peter McDonald
Name: Sean Donohue		Name: Peter McDonald
Title: V.P. – UAX, Ted & Operational Services		Title: Chief Operating Officer

CHAUTAUQUA AIRLINES, INC.		REPUBLIC AIRLINE, INC.

By:	/s/ Bryan K. Bedford	By:	/s/ Bryan K. Bedford
Name: Bryan K. Bedford		Name: Bryan K. Bedford
Title: President		Title: Chairman

REPUBLIC AIRWAYS HOLDINGS, INC.		SHUTTLE AMERICA CORP.

By:	/s/ Bryan K. Bedford	By:	/s/ Bryan K. Bedford
Name: Bryan K. Bedford		Name: Bryan K. Bedford
Title: Chairman		Title: Chairman

EXHIBIT A

APPENDIX B

Fleet as of 6/2/05:	9

October 31, 2005:	(2)

Note:  The remaining 7 aircraft are all deemed to be included within the first tranche of ERJ-145 aircraft that were placed into service

EXHIBIT B

APPENDIX B

RJ - 70 FLEET PLAN

	Units	In-Service	Spare	Total Deliveries

Fleet as of 6/2/05:	20	18	2	20

Delivery Dates:
6/7/2005	1	19	2	21
6/25/2005	1	20	2	22
7/1/2005	1	21	2	23
Sep-05	1	22	2	24
Oct-05	1	23	2	25
Nov-05	1	24	2	26
Nov-05	1	25	2	27
Dec-05	1	26	2	28

Total	28	26	2	28

Note: Contractor shall not be liable for any aircraft delivery delays resulting from verifiable manufacturer caused actions.

EXHIBIT C

2005 CPI UAX Contract Escalators

Series Id:	CWUR0000SA0	Source: http://data.bls.gov/cgi-bin/surveymost
Not Seasonally Adjusted		Updated	01/31/2005
Area:	U.S. city average
Item:	All items	Simple average for annual CPI
Base Period:	1982-84=100

Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Annual
2003	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
2004	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

Chautauqua and Shuttle America CPI adjustment calculation:

Full Year 2004 vs Full Year 2003

Effective Date: 1/1/2005

Full Year 2004		Full Year 2003
Average	[*]	Average	[*]

YOY Δ	[*]

Note: Methodology remains the same for out years

* Confidential

EXHIBIT D

APPENDIX E

REIMBURSEMENT CATEGORIES

CARRIER CONTROLLED COSTS IN 2005 ECONOMICS

United shall pay Contractor the following Reimbursement Category Unit Rates for Contractor’s United Express flights operated using the aircraft set forth below:

Category	Carrier Controlled Costs	Unit (Driver)	Carrier Controlled Cost (Growth)	Annual Adjustment Factor
RJ-170s

[*]	[*]	[*]	[*]	[*]

PASS-THRU COSTS

Category		Unit (Driver)	Pass-through Costs	Rate (to be

[*]		[*]	[*]	[*]

* Confidential